SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Western Asset Inflation-Linked Income Fund

(Name of Registrant as Specified in Its Charter)

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WESTERN ASSET INFLATION-LINKED INCOME FUND (NYSE: WIA)

ANNOUNCES ADJOURNMENT AND RESCHEDULING OF JULY 14, 2020 SPECIAL

MEETING OF SHAREHOLDERS

NEW YORK – (BUSINESS WIRE) – July 15, 2020. Western Asset Inflation-Linked Income Fund (the “Fund”) announced today that the Special Meeting of Shareholders (the “Meeting”) scheduled for Tuesday, July 14, 2020 at 9:00 a.m. Eastern Time has been adjourned to Wednesday, July 29, 2020 at 9:00 a.m. Eastern Time in order to solicit additional shareholder votes. As previously announced, in light of public health concerns regarding the coronavirus pandemic, the Meeting is being held in a virtual meeting format only. The Meeting will be accessible solely by means of remote communication.

As described in the proxy materials for the Meeting previously distributed, the Board of Trustees fixed the close of business on May 22, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any postponement or adjournment thereof. The adjourned session of the Meeting will be held at the following Meeting website: http://www.meetingcenter.io/236910454. To participate in the Meeting, shareholders of the Fund must enter the following password: WACF2020. Shareholders must also enter the control number found on their proxy card previously received. Shareholders may vote during the Meeting by following the instructions available on the Meeting website during the Meeting.

We encourage shareholders to access the Meeting website prior to the start time to allow ample time to log into the Meeting webcast and test their computer systems. Accordingly, the Meeting website will become accessible to shareholders beginning at approximately 9:00 a.m. Eastern Time on July 28, 2020. For questions relating to participation at the Meeting by remote communication, please call the Computershare technical support number at (888) 888-0151.

If shares are held through an intermediary, such as a bank or broker, shareholders must register in advance to attend the Meeting. To register shareholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings along with their name and email address to Computershare Fund Services (“Computershare”). Shareholders may forward an email from their intermediary or send an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration for the July 29, 2020 adjourned session of the Meeting must be received no later than 9:00 a.m. Eastern Time on July 24, 2020. Shareholders will receive a confirmation email from Computershare of the shareholder’s registration and a control number that will allow the shareholder to vote at the Meeting.

Shareholders are not required to attend the Meeting to vote on the proposals. Whether or not shareholders plan to attend the Meeting, the Fund urges shareholders to authorize a proxy to vote their shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. In connection with the Meeting, the Fund has filed a definitive joint proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). Shareholders are advised to read the Proxy Statement because it contains important information. The Proxy Statement is available on the Internet at http://www.ReadOurMaterials.com/lmf. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in date and time and may continue to be used to vote your shares in connection with the Meeting. The Proxy Statement and other documents filed by the Fund are also available for free on the SEC website, www.sec.gov.

This press release may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Fund’s current plans and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning such risks and uncertainties are contained in the Fund’s filings with the SEC. An investment in the Fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Any data and commentary provided in this press release are for informational purposes only.

The Fund files its semi-annual and annual reports with the SEC. These reports are available on the SEC’s website, www.sec.gov. For more information, please call Investor Relations: 1-888-777-0102, or consult the Fund’s web site at www.lmcef.com. The information contained on the Fund’s web site is not part of this press release. Hard copies of the Fund’s complete audited financial statements are available free of charge upon request by calling toll free at 1-888-777-0102.

Category: Fund Announcement

Media Contact: Fund Investor Services-1-888-777-0102

Source: Legg Mason, Inc.